Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-275506) on Form S-4 of TenX Keane Acquisition of our report dated January 4, 2024, relating to the financial statements of Citius Oncology, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

January 30, 2024